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                                                                    EXHIBIT 10.8

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                                DEALER AGREEMENT

In consideration of the mutual promises and agreements contained herein, WFS Financial Inc. ("Company") and the undersigned ("Dealer") agree as follows:

1. Dealer shall from time to time sell, transfer, and assign to Company, in accordance with this Agreement, chattel paper (hereinafter called "Contracts") including, but not limited to, purchase money security agreements and/or retail installment sales contracts as Company in its sole discretion shall elect to purchase. The Contracts will arise from the credit sale by Dealer of motor vehicles, accessories, service contracts, insurance (including credit life, accident and health insurance) and related items, debt cancellation/GAP programs, and other applicable programs.

2. Dealer agrees that all Contracts shall be executed only on forms approved by Company. Dealer will provide, at a minimum, the following documents before the Company will purchase a Contract: the original signed contract; the original signed credit application; the lienholder's copy of the application for title properly completed; physical damage insurance form signed by the customer; co-signer notice, if required; copy of manufacturer's invoice; copy of Dealer's bill of sale; signed arbitration agreement and signed Addendum to the Contract, if applicable; and other forms as may be required from time to time by the Company.

3. Dealer agrees and warrants that it has obtained all necessary authority from its board of directors and, if applicable, from its shareholders, if incorporated, or its members if a limited liability company, for the making of this Agreement, the Contracts and each related agreement to which the Dealer is a party, and each such document constitutes a valid and binding obligation of Dealer enforceable against Dealer in accordance with its terms.

4. All Contracts purchased by Company shall be without recourse to the Dealer except as otherwise agreed.

5. As to each Contract offered and sold by Dealer to the Company, Dealer agrees and does hereby warrant, represent, and covenant that:

         a) the Contract is a valid and enforceable deferred payment obligation for the amount set forth in the Contract, arising out of a bona fide sale of goods or the rendition of services in the ordinary course of business, which has been finally accepted by the buyer(s) named in the Contract (hereinafter referred to as the "buyer," whether one or more) and for which buyer is unconditionally liable without right of offset;

         b) the Contract covers goods and services owned or provided by Dealer free and clear of all liens, security interests, claims or encumbrances;

         c) Dealer has the authority to sell and assign the Contract free and clear of all liens and encumbrances;

         d) there are no disputes, offsets, legal or equitable defenses or counterclaims against the Contract or the vehicles subject thereto;

         e) no information contained in buyer's or co-signer's credit application has been altered or modified by Dealer, and Dealer has not advised or suggested to buyer or co-signer the reporting or omission of any information in the credit application or any other document in connection with the Contract other than what buyer or co-signer knows to be true, or correct.

         f) Dealer has sold, delivered, and installed the goods and services described in the Contract;

         g) the descriptions of the goods and services and other information contained in the Contract are in all respects true and complete;

         h) the buyer named in such Contract is bona fide, has legal capacity to make the Contracts, is solvent and financially able to pay, and each of the buyers signatures is valid and genuine."

         i)       the buyer is the registered owner of the vehicle;

         j) Dealer has confirmed that each buyer possesses a current and valid driver's license that contains buyer's photograph and is issued by the buyer's state of residence.

         k) the down payments made by the buyer have been made in cash, unless otherwise specified in the Contracts;

         l) no part of the down payment has been loaned directly or indirectly by Dealer to the buyer;

         m) none of the goods and services mentioned in the Contract will be rented with or without a driver, or held out or used as a taxi or other form of public conveyance;

         n) the buyer and any guarantor or co-signer shall not have been induced to enter into the Contract by any misrepresentations, suppressions or omissions by Dealer regarding the goods or services sold under the Contract;

         o) Dealer has provided Company all credit information furnished Dealer by the buyer, co-signer, or any guarantor of the Contract, and to the best of dealer's knowledge all such information is true, complete and accurate.

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         p)       Dealer has secured and perfected for Company a security
                  interest in the vehicle free and clear of all liens and encumbrances, and will deliver to the Company evidence satisfactory to the Company of such security interest within twenty (20) days of the date of the Contract or less than twenty (20) days if required by the applicable state Motor Vehicle Division law and regulations;

         q) the sale and financing of any insurance, service contracts, debt cancellation/GAP, or other coverage, or program provided or arranged by Dealer do not violate any applicable law or regulation. Service contracts, insurance documentation, debt cancellation/GAP, or other documentation related to various other programs, and any rebates of unearned premiums will be delivered to buyer by Dealer within the time required by law, or if buyer cancels the policy, the rebates will be sent to the Company as required by law;

         r) the vehicle is insured by an insurance company acceptable to the Company against fire, theft and collision with the Company named as loss payee and written evidence of such insurance has been or promptly will be provided to the Company;

         s) there have been no adjustments in the cash price of the goods or services sold in the Contract as a result of this Agreement;

         t) Dealer does not charge the buyer for filing fees or other costs paid by Dealer to public officials to perfect a security interest in the goods sold under the Contract except where allowed by law, and Dealer does not make any other type of charge, other than clearly denominated finance charges, unless those charges also are charged in cash transactions;

         u) all disclosures required by law or regulation were properly made to the buyer prior to the buyer's signing the Contract and no material fact relating to the Contract or the goods and services sold under the Contract was misrepresented to the buyer or omitted from any required disclosure to the buyer;

         v) Dealer has provided the buyer with a completed Contract and any other document required by applicable law, and the information filled in on the Contract and in any other document given to buyer by Dealer is accurate and complete;

         w) the Contract complies with, and, in the underlying transaction, Dealer has complied with, all applicable laws and regulations including, without limitation, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Federal Truth in Lending Act, the FTC Used Motor Vehicle Trade Regulation Rule, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Gramm Leach Bliley Act, and all other federal, state and local laws, rules and regulations now or hereafter in effect that apply to the extension of credit, consumer transactions or the sale or financing of the goods and services covered by the Contract;

         x) Dealer promptly will forward to the proper authorities all federal, state and local fees and taxes due in connection with the sale and financing of the Property;

         y) all charges that Dealer is required by law to disclose in the Contract are accurately disclosed;

         z) extended service agreements or mechanical breakdown protection sold under the Contract is optional to the buyer and is offered for sale in connection with comparable cash transactions at a price equal to that disclosed on the face of the Contract;

         aa) within twenty (20) days from the contract date, or less than twenty (20) days if required by the applicable state Motor Vehicle Division law and regulations, Dealer will apply to the state motor vehicle division or agency for a valid certificate of title evidencing the buyer's ownership of the goods described in the Contract and the Company's first priority lien on those goods;

         bb) the certificates of title regarding the goods sold under the Contract have not been issued as impaired or branded titles, including but not limited to, titles noted as: salvage titles, lemon law buy backs, prior police vehicle, prior taxi, or gray market titles; and

         cc) Dealer shall provide and maintain service on all goods sold under the Contract in accordance with all representations and warranties (including extended service agreements) and standard practices and policies, and shall use its best efforts to resolve any disputes relating to such services.

         dd) Dealer will not use or disclose to any other party any nonpublic personal information that it receives from Company or a financial institution in connection with the Contract or this Agreement, except to perform hereunder in accordance with this Agreement. For purposes of this Agreement, "nonpublic personal information" shall have the meaning set forth in the Gramm Leach Bliley Act and applicable state's law and implementing regulations.

         ee) As regards confidential information or nonpublic personal information, Dealer agrees that it will implement appropriate security safeguards and measures designed to meet the objectives of the Gramm Leach Bliley Act and implementing regulations. Upon request Dealer will provide evidence reasonably satisfactory to Company that it has satisfied the obligations required by this Section.

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         Dealer unconditionally guarantees payment and performance of all
         Contracts with respect to which any one or more of the foregoing warranties, representations or covenants are breached or are false. If any of the forgoing warranties, representations, or covenants are breached by Dealer, Dealer agrees unconditionally to repurchase any Contract upon demand for the full amount unpaid on the Contract (less any refunds of unearned finance charge).

6. The Company shall establish from time to time, the minimum annual percentage rate (the "buy rate") and the maximum annual percentage rate at which the Company will purchase a Contract, which rate shall be shown on the Company's buy sheet. Dealer participation, the portion of the finance charge which is paid to the Dealer, will be determined by the Company from time to time, at its sole discretion.

                  % of the Dealer participation will be retained by the Company as a non-refundable reserve.

7. The term of the recapture period shall be in accordance with one of the boxes checked below:

     a) [ ]During the first ____________days from the Contract date (the "recapture period"), Dealer shall refund to the Company the entire Dealer Participation paid to Dealer if (i) the buyer prepays the Contract in full before maturity, (ii) the buyer defaults, (iii) a bankruptcy action is filed by or against buyer, or (iv) the Company repossess the vehicle, whether due to default in the terms of the Contract or by a voluntary repossession at the request of the buyer, or

     b)  [ ] During the entire term of the contract (the "recapture period"),

         If during the recapture period, because of prepayment, default, refinancing, repossession, or repossession sale, the buyer becomes entitled by law to a refund of the unearned portion of the finance charge on a Contract, then the respective obligations of Company and Dealer for the refund shall be proportionate to their sharing of the finance charge pursuant to Paragraph 5 and shall be handled as follows:
         (a) the refund shall be computed in accordance with the Rule of 78s, the Sum of the Periodic Time Balances, or Actuarial method as required under applicable state law for the type of Contract purchased, (b) Company's obligation shall be for that amount of the refund which Company would have been required by law to credit to the buyer if the original finance charge in the Contract had not included that portion of the Dealer Participation paid to Dealer when the Company acquired the Contract from Dealer, and (c) Dealer shall pay to the Company promptly on demand that part of the refund which is the difference between the refund credited to the buyer and the amount of the refund which is Company's obligation under this refund Agreement.

         Dealer is not responsible for repayment of any Dealer Participation or unearned finance charge after the recapture period.

8.       a)       Dealer shall forward to the Company any unearned premium for credit life or disability insurance or unearned payment for extended service contracts if the policies or service contracts are canceled, regardless of whether the request for the refund is made by the buyer or the Company; and

         b) if the Contract is prepaid for any reason and the Company rebates any unearned service contract payments, or credit life or disability insurance premiums, the Company will bill the Dealer for the rebated amounts and the Dealer agrees to pay for such refunds within ten (10) days of billing.

9. The amount or method of calculating the Dealer Participation may be changed from time to time by the Company, which changes shall be effective immediately upon notice to Dealer. For all Contracts which have been approved for purchase by the Company prior to such notice, previous commitments will apply.

10. Dealer agrees not to accept payments or tender of payments made to Dealer by buyer for any Contracts sold to the Company, and to provide notice to the buyer of the assignment and sale of the Contract to Company and of Company's rights under the Contract. Notwithstanding the foregoing, if Dealer receives any payments, Dealer further agrees immediately to forward to Company any payment in the original form received by Dealer in connection with a Contract purchased by Company.

11. Contracts shall be assigned by Dealer on Contract forms approved by the Company. Such assignment shall govern the rights and responsibilities of the parties to this Agreement, except as they are modified herein. In the event of a conflict between this Agreement and such assignment, this Agreement shall control. The Company shall be under no obligation to purchase any Contracts which are unacceptable to it for any reason, including the credit-worthiness of the buyer. Following an assignment of any Contract, the Company shall have the right, in its sole discretion, to modify, extend, renew, or otherwise change the terms of any Contract, to compromise or adjust claims in connection with Contracts purchased hereunder, and to release any collateral securing a Contract, all without discharging any of Dealer's warranties, representations and covenants in connection with a Contract or under this Agreement or without affecting the enforceability of this Agreement.

12. Dealer agrees to indemnify and hold Company harmless from any claims, demands, losses, liabilities, damages and costs of defense, including without limitation, reasonable attorneys' fees, resulting from any breach of this Agreement, any breach of any warranty made in this Agreement, or any violation or alleged violation of any federal, state or local law, rule or regulation in connection with a transaction underlying a Contract, or arising in connection with any Contract (including the preparation and completion of Contracts). Dealer agrees to assist and cooperate with Company in enforcing Company's rights under all

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         Contracts. Dealer shall immediately notify Company of any notice given to Dealer of any setoff against, claim arising from, or defenses to a Contract or goods or services subject to any Contract.

13. Dealer hereby waives any right to require Company to: (a) proceed against the buyer under any Contract; (b) proceed against or exhaust any security for a Contract held by Company; or (c) pursue any other remedy in Company's power whatsoever.

14. Dealer hereby expressly authorizes the Company to send or continue to send fax communications to Dealer.

15. Dealer further covenants that it shall be bound by each signature on its behalf on a Contract or related documents submitted to Company in the ordinary course of business, and Dealer further agrees that Company shall have no duty to inquire as to the signatory's employment status or authority to execute the Contract or other documents.

16. Company's failure to exercise any of its rights shall not operate as a waiver of any such rights, and such rights shall continue until all Contracts have been paid in full. All of Company's rights, as provided herein, shall be cumulative and not in the alternative.

17. Company reserves the right to apply the whole or any part of the Dealer's participation in satisfaction of any delinquent obligation of Dealer under this Agreement or otherwise. The remedy of Company to apply money from the participation and/or Dealer Reserve Account is cumulative with all other remedies and Company may at any time take any other right or remedy which Company may have against Dealer or otherwise.

18. This Agreement may be terminated by either party upon giving to the other party written notice of election to terminate. Notice to Dealer may be given by Company by depositing said notice in the United States mail, postage prepaid addressed to Dealer at his last known address as shown on the records of the Company, and when so deposited the notice shall be deemed given. No such termination shall affect the rights and obligations of the parties as to Contracts purchased by Company pursuant to this Agreement prior to the effective date of such termination.

19. This Agreement may be executed in duplicate by the parties hereto, each to have the full force and effect of an original for all purposes. This Agreement shall inure to the benefit of and bind the parties, their heirs, personal representatives and successors and assigns. This Agreement supersedes all prior Dealer agreements between Dealer and Company. Contracts purchased pursuant to previous Dealer agreements shall be governed by those agreements with respect to repayment of the Dealer participation, if applicable.

20. In the event Dealer consists of more than one person, the obligations of Dealer are joint and several.

21. If a court of competent jurisdiction or an arbitrator holds any provision of this Agreement to be illegal, unenforceable or invalid, the validity and enforceability of the remaining provisions will not be affected.

22. This Agreement shall be governed by the laws of the state of _________. Except for changes regarding buy rates and the amount or method of calculating Dealer participation, non-refundable reserve, or reserve, which changes shall be effective upon notice to Dealer, no modification of this Agreement shall be valid unless in writing and signed by the party to be charged.

23.      This Agreement is effective on the date shown below.

24. THIS AGREEMENT IS A FINAL EXPRESSION OF THE AGREEMENT BETWEEN DEALER AND COMPANY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT. BY SIGNING THIS AGREEMENT, DEALER AND COMPANY AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT EXISTS.

Dated: __________________________         Dated: _______________________________

_________________________________
Dealership (corporate name)

_________________________________         WFS Financial Inc.
DBA (if applicable)

By: _____________________________         By: __________________________________
         Signature                                   Signature

    _____________________________             __________________________________
         Print Name                                  Print Name

Title: __________________________         Title: _______________________________

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